Exhibit 10.6

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THIS NOTE MAY REQUIRE A “BALLOON” PAYMENT OF ALL UNPAID PRINCIPAL AND ACCRUED BUT UNPAID INTEREST ON THE MATURITY DATE. THE UNPAID PRINCIPAL INDEBTEDNESS EVIDENCED BY THIS NOTE IS PAYABLE IN FULL AT MATURITY. MAKER MUST REPAY THE ENTIRE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ACCRUED BUT UNPAID INTEREST THEN DUE. PAYEE IS UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME.

AMERICAN BANK, N.A.

PROMISSORY NOTE

(Loan No. 89765200

$1,500,000.00	Effective as of June 7, 2024

FOR VALUE RECEIVED, the undersigned, WHITESTONE UPTOWN TOWER, LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of AMERICAN BANK, N.A., a national banking association ("Payee") the principal sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), or so much as may be advanced hereunder, at or before the maturity of this Note, with interest on the unpaid balance outstanding from time to time at the rate or rates specified below, both principal and interest payable as provided below in lawful money of the United States of America at the address of Payee set forth below or at such other place as from time to time may be designated by the holder of this Note.

I.     Interest Rates and Payments

Prior to default or maturity, the unpaid principal of this Note from time to time outstanding shall bear interest at the rate of interest per annum equal to the rate reported in the Markets or Money Rates section (or similar section) of The Wall Street Journal (or its website) as the “WSJ Prime Rate” (the “Index”), as announced from time to time without notice to Maker, plus four and one-half percent (4.50%) (the “Margin”) (the sum of the Index and Margin, being the “Rate”); provided, however that in no event shall the Rate exceed the greater of eighteen percent (18%) per annum or the maximum rate permitted under applicable law (“Maximum Rate”). All interest accruing under this Note shall be calculated on the basis of a 365/360-day year.

Subject to earlier default and acceleration of the indebtedness evidenced hereby, all principal and accrued interest hereunder shall be due and payable on the earlier of (1) March ___, 2025 or (2) the date that is ten (10) days following Maker’s receipt of proceeds from the sale of any property securing this Note or (3) dismissal of Maker’s existing bankruptcy case (such earliest date being the “Maturity”); subject, however, to extension pursuant to that certain Extension Option (as defined in the Loan Agreement of even date herewith, between Maker and Payee (the “Loan Agreement”).

Upon the occurrence of a default or Event of Default under the Loan Documents (defined below) and until such default or Event of Default is cured, the Rate shall be increased by four and three-quarters percent (4.75%) per annum (such sum shall be the “Default Rate”); provided, however, in no event shall the Default Rate exceed the Maximum Rate. However, following the Maturity Date, all amounts outstanding under this Note shall bear interest at the Maximum Rate, or, if no such rate is designated under applicable law, at the rate of eighteen percent (18%) per annum. All Default Rate interest and fees provided for under the Loan Agreement shall be compounded and capitalized monthly and be due and payable at Maturity.

Advances hereunder shall be made in accordance with the Loan Agreement. If Maturity occurs within ninety (90) days of the date hereof (the “Makewhole Fee Date”), Maker agrees to pay to Payee two percent (2.00%) of the face amount hereof (“Makewhole Fee”). Prepayment in full, but not in part, may be made following forty-five (45) days from the date hereof, provided that a voluntary prepayment made prior to the Makewhole Fee Date shall include the Makewhole Fee. Amounts advanced hereunder and repaid shall not be available to be drawn again.

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II.    Security

This Note is secured inter alia by a Deed of Trust ("Deed of Trust") of even date herewith in favor of ZANE SMITH, Trustee, in which the Deed of Trust reference is made for a description of the property covered by the liens created thereby and the nature and extent of the rights and powers of the holder of this Note with respect to such property.

III.     Right to Accelerate Upon Default

The holder of this Note shall have the option of declaring the principal balance hereof and the interest accrued hereon to be immediately due and payable upon the failure of Maker to pay any installment of the principal of or interest on this Note when due or upon the occurrence of a default specified in the Deed of Trust, the Loan Agreement, and or any other documents evidencing or securing the loan evidenced hereby (this Note, the Loan Agreement, the Deed of Trust, and any such other documents are herein called the "Loan Documents").

IV.     Waiver of Conditions and Defenses to Liability

Maker and any other party who is or becomes liable to pay all or any part of this Note, or who grants any lien or security interest to secure all or any part of this Note (each called an "other liable party" below), including but not limited to any drawer, acceptor, endorser, guarantor, surety or accommodation party, severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party.

Further, Maker and any other liable party severally waive any notice of or defense based upon any agreement or consent of the holder of this Note made or given from time to time, before or after maturity, to any of the following, unless such agreement is reduced to writing and executed by the holder of the Note: the acceleration, renewal or extension of this Note; a change in the time or manner of payments required by this Note; a change in the rates of interest specified in this Note; acceptance or surrender of security; a substitution of security or subordination, amendment or release of security; an addition or release of any other liable party; changes of any sort whatever in the terms of payment of this Note or in the manner of doing business with Maker; and any settlement or compromise with Maker or any other liable party on such terms as the holder of this Note may deem appropriate in its sole and absolute discretion.

Following a default under the Loan Documents beyond any applicable cure period, the holder of this Note may apply all moneys received from Maker or others, or from any security (whether held under a security instrument or not), in such manner upon the indebtedness evidenced or secured by any Loan Documents (whether then due or not) as such holder may determine to be in its best interest, without in any way being required to marshal assets or to apply all or any part of such moneys upon any particular part of such indebtedness. The holder of this Note is not required to retain, hold, protect, exercise due care with respect to, perfect security interests in or otherwise assure or safeguard any security for this Note, and no failure by the holder of this Note to do any of the foregoing and no exercise or failure to exercise by such holder of any other right or remedy shall in any way affect any of Maker's or any other liable party's obligations hereunder or under other Loan Documents or affect any security or give Maker or any other liable party any recourse against the holder of this Note.

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V.     Usury Savings Provision

It is the intent of Maker and Payee in the execution of this Note and all other Loan Documents to contract in strict compliance with applicable usury law. In furtherance thereof, Maker and Payee stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the Maximum Rate. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Note and any other Loan Documents now or hereafter executed which may be in apparent conflict herewith. Payee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest; provided, however, that if the principal hereof has been paid in full, such excess shall be refunded to Maker. If the holder of this Note shall receive money (or anything else) which is determined to constitute interest and which would increase the effective interest rate on this Note or the other indebtedness secured by the Loan Documents to a rate in excess of that permitted by applicable law, the amount determined to constitute interest in excess of the lawful rate shall be credited against the principal balance of this Note then outstanding or, if the principal balance has been paid in full, refunded to Maker, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. If the holder of this Note shall not actually receive, but shall contract for, request or demand, a payment of money (or anything else) which is determined to constitute interest and which would increase the effective interest rate contracted for or charged on this Note or the other indebtedness evidenced or secured by the Loan Documents to a rate in excess of that permitted by applicable law, the holder of this Note shall be entitled, following such determination, to waive or rescind the contractual claim, request or demand for the amount determined to constitute interest in excess of the lawful rate, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that Maker believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that such loan is in fact usurious, Maker will give the holder of this Note notice of such condition and Maker agrees that the holder shall have sixty (60) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. Additionally, if, from any circumstance whatsoever, fulfillment of any provision hereof or of the Deed of Trust or any other Loan Documents shall, at the time fulfillment of such provision be due, involve transcending the Maximum Rate then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

VI.     Miscellaneous

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this Note in addition to the principal and interest due and payable hereon all the costs and expenses of the holder in enforcing this Note including, without limitation, reasonable attorneys' fees and legal expenses.

This Note and the rights, duties and liabilities of the parties hereunder or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed by and construed in accordance with the law of the State of Texas and the law of the United States applicable to transactions within such State.

No amendment of this Note shall be binding unless expressed in a writing executed by Maker and the holder of this Note.

Maker certifies, represents, and warrants to Payee that the proceeds hereof are to be used for a commercial purpose and not for personal, family, household, or agricultural purposes.

THE PARTIES HERETO VOLUNTARILY AND KNOWINGLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH, OR RELATED TO ANY OF THE LOAN DOCUMENTS.

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MAKER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS (OR SUCH OTHER COUNTY IN TEXAS) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

MAKER:
Maker’s Address:
WHITESTONE UPTOWN TOWER, LLC,
a Delaware limited liability company

By: PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP,
a Delaware limited partnership,
its Sole Member

By: PILLARSTONE CAPITAL REIT,
a Maryland Real Estate Investment Trust
its General Partner

By: /s/ Bradford D. Johnson
Bradford D. Johnson, President and CEO

Payee's Address:

AMERICAN BANK, N.A.

2707 West Northwest Highway

Dallas, Texas 75220

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